North Texas Commercial Association Of Realtors®

COMMERCIAL CONTRACT OF SALE

[Check all boxes applicable to this Contract -Boxes not checked do not apply to this Contract]

In consideration of the terms, provisions, covenants and agreements contained in this Commercial Contract of Sale (the "Contract"), each of the parties to this Contract agrees as follows:

    PARTIES. Trencor, Inc., a Texas corporation____________________________________("Seller") shall sell and convey to Great Wolf Resorts, Inc. or a subsidiary as provided in Section 11 ("Purchaser") and Purchaser shall buy and pay for the Property (defined below).

    PROPERTY. Being 51.373 acres________________________________________________________

    with an address of 1400 E. Highway 26_________________________________________________________________

    in the City of _Grapevine, Tarrant_____________________________________County, Texas, further described in Exhibit "A", (the "Land"), together with (a) all improvements, fixtures and amenities now or hereafter situated on the Land (the "Improvements"), (b) all and singular the rights and appurtenances pertaining to the Land and/or Improvements, (c) all utility and development rights associated with or otherwise allocable to the Land and/or the Improvements, and (d) all other tangible and intangible personal property of every kind or character owned by Seller and affixed or attached to, or used in connection with, the Land and/or the Improvements, including, without limitation, any certificates, permits, applications and/or warranties related to the Land and/or the Improvements, except as provided in Section 17A and all rights and appurtenances pertaining thereto (collectively, the "Personal Property") (all of the foregoing collectively referred to herein as the "Property").

    PURCHASE PRICE.

The purchase price for the Property is $13,200,000.00 (Thirteen million two hundred thousand dollars and no/100) the "Purchase Price"), payable as follows:

❒   A  The Purchase Price will be adjusted up or down based upon the land area of the Property as determined by the Survey. The land area will be multiplied by$______________________________________ per square foot and the product will become the Purchase Price at Closing (as defined hereinafter). The land area for purposes of determining the Purchase Price will be the gross land area of the Property unless this box □ is checked, in which case the land area for purposes of determining the Purchase Price will be the Net Land Area (as defined in Section 5A) of the Property.

☒     B.  Cash payable at Closing: $_IN FULL

❒ C  The balance of the Purchase Price will be paid according to the provisions in Addendum B-1, THIRD PARTY FINANCING or Addendum B-2, SELLER FINANCING.

4. EARNEST MONEY AND TITLE COMPANY ESCROW.

A.  Deposit of Earnest Money Within five (5) business days after the Effective Date of this Contract, Purchaser shall deposit earnest money in the form of a certified check, cashier's check or wire transfer in the amount of $200,000.00 (the "Initial Deposit") payable to Lawyers Title Insurance Corporation, acting through its agent located at 6029 Beltline Road, Suite 250, Dallas, Texas 75240, Attn: Carole Badgett (the "Title Company"), in its capacity as escrow agent, to be held in escrow pursuant to the terms of this Contract. If Purchaser elects to extend the Due Diligence Period as set forth in Section 1 of Addendum C, Purchaser shall deposit with the Title Company an additional $100,000.00 (the "Due Diligence Extension Deposit") not later than five (5) business days prior to the expiration of the Initial Due Diligence Period. (The sum of the Initial Deposit and the Due Diligence Extension Deposit shall be collectively called "The
Earnest Money"). Seller's acceptance of this Contract is expressly conditioned upon Purchaser's timely deposit of the Earnest Money with the Title Company. If Purchaser fails to timely deposit the Initial Deposit or the Due Diligence Extension Deposit, Seller may, at Seller's option, terminate this Contract by delivering a written termination notice to Purchaser before Purchaser deposits either the Initial Deposit or the Due Diligence Extension Deposit, as applicable. The Title Company shall deposit the Earnest Money in one or more fully insured accounts in one or more Federally insured banking or savings institutions. After receipt of necessary tax forms from Purchaser, the Title Company shall deposit the Earnest Money in an interest bearing account unless thisbox ❒ is checked, in which case the Title Company will not be required to deposit the Earnest Money in an interest bearing account. Any interest earned on the Earnest Money will become a part of the Earnest Money. At the Closing, the Earnest Money will be applied to the Purchase Price.

Notwithstanding anything herein to the contrary, a portion of the Earnest Money in the amount of $500.00 will be non-refundable and will be distributed to Seller upon any termination of this Contract as full payment and independent consideration for Seller's performance under this Contract. If this Contract is properly terminated by Purchaser pursuant to a right of termination granted to Purchaser by any provision of this Contract, the Earnest Money, less the non-refundable portion, will be promptly returned to Purchaser, and the parties will have no further rights or obligations under this Contract (except for any that, by the explicit provisions of this Contract, expressly survive the termination of this Contract). If this Contract is not timely terminated by Purchaser in accordance with the terms of this Contract and Purchaser, thereafter fails to close hereunder solely due to a default by Purchaser, the Title Company shall deliver the Earnest Money to Seller without the necessity of any further authorization from Purchaser. If this Contract is timely terminated by Purchaser in accordance with the terms of this Contract, the Title Company shall deliver the Earnest Money to Purchaser without the necessity of any authorization from Seller.

B. Escrow. The Earnest Money is deposited with the Title Company with the understanding that the Title Company is not: ( I) responsible for the performance or non-performance of any party to this Contract; or (2) liable for interest on the funds except to the extent interest has been earned after the funds have been deposited in an interest bearing account. If both parties make demand for the payment of the Earnest Money, the Title Company has the right to require from all parties a written release of liability of the Title Company which authorizes the disbursement of the Earnest Money. If only one party makes demand for payment of the refundable portion of the Earnest Money, the Title Company shall give written notice of the demand to the other party. The Title Company is authorized and directed to honor the demand unless the other party delivers a written objection to the Title Company within ten (10) days after that party receives the written notice from the Title Company. The Brokers hereby waive any rights which they may have in the Earnest Money.

5. SURVEY, TITLE DOCUMENTS AND OTHER DOCUMENTS.

A. Survey. As soon as reasonably possible, and in any event within ten (10) business days after the Effective Date, Seller shall, at Seller's expense, deliver or cause to be delivered to Purchaser a copy of a current on-the-ground perimeter survey (the "Survey") of the Property prepared by Wier & Associates, Inc. in accordance with the current survey standards jointly adopted by the American Land Title Association ("ALTA"), the American Congress on Surveying and Mapping ("ACSM") and the National Society of Professional Surveyors, Inc., certified to Purchaser, Seller and the Title Company substantially in the form attached hereto as Exhibit "D" and otherwise sufficient to enable the Title Company to issue an owner's policy of title insurance with extended coverage without inclusion of the survey exception. The Survey must show the gross land area and the Net Land Area. The term "Net Land Area" means the gross land area of the Property less the area within utility easements, drainage easements, ingress/egress easements, rights-of-way, 100-year flood plain and any encroachments on the Property. The area within the 100-year flood plain must be as defined by the Federal Emergency Management Agency or other applicable governmental authority. At the Closing, the metes and bounds description of the Property reflected in the Survey will be used in the warranty deed and any other documents requiring a legal description of the Property.

B. Title Commitment. As soon as reasonably possible, and in any event within fifteen (15) days after the Effective Date, Seller shall, at Seller's expense, deliver or cause to be delivered to Purchaser: (1) a title commitment (the "Title Commitment") covering the Property binding the Title Company to issue an ALTA Policy of Title Insurance (the "Title Policy") on the standard form prescribed by the Texas Department of Insurance at the Closing, in the full amount of the Purchase Price, insuring Purchaser's fee simple title to the Property to be good and indefeasible, subject only to the Permitted Exceptions (defined below); and (2) the following (collectively, the "Title Documents"): (a) true and legible copies of all recorded instruments affecting the Property and recited as exceptions in the Title Commitment; (b) a current tax certificate; (c) written notices as required in Section 5C; and (d) if the Property includes any personal property, UCC search reports pertaining to the Seller.

C. Special Assessment Districts. If the Property is situated within a utility district or flood control district subject to the provisions of Section 49.452 of the Texas Water Code, then Seller shall give to Purchaser as part of the Title Documents the required written notice and Purchaser agrees to acknowledge receipt of the notice in writing. The notice must set forth the current tax rate, the current bonded indebtedness and the authorized indebtedness of the district, and must comply with all other applicable requirements of the Texas Water Code. If the Property is subject to mandatory membership in a property owner's association, Seller shall notify Purchaser of the current annual budget of the property owners' association, and the current authorized fees, dues and/or assessments relating to the Property.

D. Abstract. At the time of the execution of this Contract, Purchaser acknowledges that the Brokers have advised and hereby advise Purchaser, by this writing, that Purchaser should have the abstract covering the Property examined by an attorney of Purchaser's own selection or that Purchaser should be furnished with or obtain a policy of title insurance.

E. Notice Regarding Possible Annexation. If the Property that is the subject of this Contract is located outside the limits of a municipality, the Property may now or later be included in the extraterritorial jurisdiction of the municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the Property is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the Property for further information.

F. Other Documents. Within five (5) days following the Effective Date, Seller shall deliver to Purchaser copies of all the documents and information described on Exhibit "C" attached hereto (the "Diligence Materials").

6. REVIEW OF TITLE.

A. Review Period. Purchaser shall have thirty (30) days (the "Title Review Period") after receipt of the last of the Survey, Title Commitment and Title Documents to review them and to deliver in writing to Seller any objections Purchaser may have to them or any item disclosed by them. Any item described in Schedule B of the Title Commitment to which Purchaser does not object will be deemed a "Permitted Exception." Those items the Title Company identifies to be released upon the Closing will be deemed objections by Purchaser. Purchaser's failure to object within the time provided will be a waiver of the right to object. If Purchaser delivers any written objections to Seller within the Title Review Period, then Seller shall make a good faith attempt to cure the objections by the date which is ten (10) days prior to the end of the Due Diligence Period (the "Cure Period"). However, Seller is not required to incur any cost to do so except that Seller shall be required to remove at Closing any and all encumbrances which were created by Seller after the Effective Date and all liens securing indebtedness or other encumbrances that can be removed by payment of a liquidated sum of money. Zoning ordinances and the lien for current taxes are deemed to be Permitted Exceptions.

B. Cure Period. If Seller cannot cure the objections within the Cure Period, Seller may deliver a written notice to Purchaser, before expiration of the Cure Period, stating whether Seller is committed to cure the objections at or before the Closing. If Seller does not cure the objections within the Cure Period, or does not timely deliver the notice, or does not commit in the notice to fully cure all of the objections at or before Closing, then Purchaser may terminate this Contract by delivering a written notice to Seller on or before the date which is seven (7) days after the expiration of the Cure Period. If Purchaser properly and timely terminates this Contract, the refundable portion of the Earnest Money will be immediately returned to Purchaser and neither party will have any further rights or obligations under this Contract (except for any that expressly survive the termination). If Purchaser does not properly and timely terminate this Contract, then Purchaser will be deemed to have waived any uncured objections and must accept such title as Seller is able to convey at the Closing. Seller's failure to satisfy Purchaser's objections under this Section 6 does not constitute a default by Seller.

7. SELLER'S COVENANTS, REPRESENTATIONS AND WARRANTIES.

A. Statements. Seller covenants, represents and warrants to Purchaser, as follows, which warranties and representations shall be true and correct on the Effective Date and the Closing Date:

(1) Title. On the Effective Date and at the Closing, Seller will have the right to, and will, convey to Purchaser good and indefeasible fee simple title to the Property free and clear of any and all liens, assessments, easements, security interests and other encumbrances except the Permitted Exceptions. Delivery of the Title Policy pursuant to Section 12 below will be deemed to satisfy the obligation of Seller as to the sufficiency of title to the Land and Improvements required under this Contract. However, delivery of the Title Policy will not release Seller from the warranties of title set forth in the warranty deed or the other warranties set forth in this Contract.

(2) Leases. There are no parties in possession of any portion of the Property as lessees, tenants at sufferance or, to the knowledge of Seller, trespassers except tenants under written leases delivered to Purchaser pursuant to this Contract as part of the Diligence Materials.

(3) Negative Covenants. Seller shall not further encumber the Property or allow an encumbrance upon the title to all or any portion of the Property, or modify the terms or conditions of any existing leases, contracts or encumbrances, if any, without the written consent of Purchaser which consent shall, prior to the end of the Due Diligence Period, not be unreasonably withheld or delayed, but after the end of the Due Diligence Period such consent may be withheld in its sole discretion.

(4) Liens and Debts. There are no mechanic's liens, Uniform Commercial Code liens, or, to the best of Seller's knowledge, unrecorded liens, options to acquire, rights of first refusal or other claims against all or any part of the Property, except those in favor of Purchaser or those that will be released at Closing and Seller shall not allow any such liens, rights or claims to attach to the Property or any part thereof before the Closing that will not be satisfied out of Closing proceeds or otherwise released at or before Closing. All obligations of Seller arising from the ownership and operation of the Property and any business operated on the Property, including, but not limited to, taxes, leasing commissions, salaries, contracts, and similar agreements, have been paid or will be paid before the Closing. Except for obligations for which provisions are made in this Contract for prorating at the Closing and any indebtedness taken subject to or assumed, there will be no obligations of Seller with respect to the Property outstanding as of the Closing.

(5) Material Defects. Seller has disclosed to Purchaser any and all known conditions of a material nature with respect to the Property which may affect the health or safety of any occupant of the Property. Except as disclosed in writing by Seller to Purchaser, the Property has no known latent structural defects or construction defects of a material nature, and none of the improvements have been constructed with materials known to be a potential health hazard to occupants of the Property. Purchaser acknowledges that the Brokers have not made any warranty or representation with respect to the condition of the Property or otherwise, and Purchaser is relying solely upon Purchaser's own investigations and the representations of Seller.

(6) Organization, Power, Authorization and Execution. Seller is a duly formed and validly existing entity with all requisite powers and all governmental authorizations to conduct its business and to enter into and perform its obligations hereunder. This Contract is duly authorized, executed and delivered by all necessary action on the part of Seller, constitutes the valid and binding agreement of the Seller, and is enforceable against the Seller in accordance with its terms.

(7) Pending Litigation, Solvency. There is no pending or, to Seller's knowledge, threatened litigation or other judicial proceeding concerning, involving or affecting the Property, or any part or portion thereof, including without limitation condemnation, exercise of the right of eminent domain or bankruptcy. There is not now pending any appeal or application to appeal or contest current or past real or personal property tax assessment. The Seller is not now insolvent nor will the Seller become insolvent as a result of the actions contemplated by this Contract.

(8) Environmental. Except as disclosed to Purchaser pursuant to Exhibit "C", and except for substances used in the ordinary course of business which are and have been used in compliance with Environmental Laws, no Hazardous Materials have been used, manufactured, generated, released, stored or deposited by Seller over, beneath or on the Property or forming any part of any improvement or structure located on the Property. To the best of Seller's knowledge, there is not now and there has never been any underground storage tank or underground vault used to store Hazardous Materials. As used herein, the term "Hazardous Materials" means collectively, (i) petroleum and other hydrocarbon wastes, products and substances, (ii) all toxic, hazardous, and radioactive wastes, chemicals, materials, pollutants, substances, and contaminants that are regulated by any Environmental Law, whether or not classified as hazardous under those laws, and (iii) all solid, liquid, and gaseous wastes and substances, including urea, mercury, asbestos, chemicals, radon gas, pesticides, paint containing lead, natural or synthetic gas, flammable or explosive materials, polychlorinated biphenyls (PCBs), formaldehyde foam, insulation, sewage and other effluent, any material containing hydrated silicate (including amosite, actinolite, tremolite, chrysolite, crocidolite, and anthophylite, whether friable or non-friable). As used herein, the term "Environmental Law" means all health, safety, land use, ecological, occupational, environmental, and natural resource laws, orders, and governmental authorizations, including all laws, orders, terms and conditions of governmental authorizations, and private land use restrictions (such as covenants, conditions, and restrictions) relating to the following: (i) noise and odors; (ii) the control of any pollutant or potential pollutant; (iii) protection of the air, soil, surface water, ground water, or other elements of the environment from pollution or contamination; (iv) the use, release, storage, disposal, emission, handling, discharge, transport, treatment, processing, distribution, or manufacturing of any Hazardous Materials; and (v) the cleanup, removal, recovery, assessment, or remediation of any damage, release, emission, discharge, pollution, or contamination of or into air, soil, buildings, surface water, groundwater, or personal property, and includes the following specific statutory laws: the Clean Air Act; the Clean Water Act; the Oil Pollution Act; the Safe Drinking Water Act; the Water Pollution Control Act; the Toxic Substances Control Act; the Federal Water Pollution Control Act; the Resource Conservation and Recovery Act; the Hazardous Materials Transportation Act; the Superfund Amendments and Reauthorization Act of 1986; the Federal Insecticide, Fungicide and Rodenticide Act; and the Comprehensive Environmental Response, Compensation and Liability Act of 1980; all as amended.

(9) Legal Compliance. Seller has no knowledge that the location, construction, occupancy, operation or use of the Property violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any board of fire underwriters (or similar body), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting the Property, including, without limitation, all applicable building codes, flood disaster laws, and health and environmental laws and regulations.

(10) Seller's Cooperation. Seller understands that Purchaser intends to develop the Property and will be seeking all land use entitlements, tax abatements, tax increment financing, approvals and certificates which may be required from all governmental authorities (collectively, the "Approvals") in order to permit and allow the construction and development of an indoor water park resort, conference center and related amenities for a Great Wolf Resort (the "Project"). Seller agrees to execute or join in any and all applications for any Approvals to the extent Seller's joinder is required by any governmental authorities, and shall reasonably cooperate with Seller in obtaining the Approvals, provided that Seller is not required to incur any cost or expense with regard thereto.

(11) No Marketing. For a period of forty (40) days following the Effective Date, neither Seller nor its affiliates, contractors or agents shall market the Property.

(12) Diligence Materials. To Seller's knowledge, the Diligence Materials submitted to Purchaser are true, correct and complete in all material respects.

The preceding covenants, representations, and warranties shall not merge into any instrument or conveyance delivered at Closing and shall survive the Closing. Seller shall promptly notify Purchaser if any of the aforementioned representations and warranties in this Section 7 affecting the Property become misleading, inaccurate or untrue after the Effective Date.

B. Remedies. If Purchaser discovers, before the Closing, that any of Seller's representations or warranties has been misrepresented or is inaccurate, Purchaser may notify Seller in writing, and Seller may attempt to correct or remedy the misrepresentation or inaccuracy. If the misrepresentation or inaccuracy is not remedied by Seller before the Closing, Purchaser shall, by written notice to Seller: (I) proceed to the Closing without waiving any claim for misrepresentation or breach of warranty; (2) delay the Closing, if Seller agrees in writing to the delay, to allow additional time for the misrepresentation or breach of warranty to be remedied and thereby be deemed to have waived any claim for damages with respect to such breach of warranty; or (3) exercise Purchaser's remedies for default by Seller as provided under this Contract.

8. NONCONFORMANCE. Purchaser has or will independently investigate and verify to Purchaser's satisfaction the extent of any limitations of uses of the Property. Purchaser acknowledges that the current use of the Property or the improvements located on the Property (or both) may not conform to applicable Federal, State or municipal laws, ordinances, codes or regulations. Zoning, permitted uses, height limitations, setback requirements, minimum parking requirements, limitations on coverage of improvements to total area of land, Americans with Disabilities Act requirements, wetlands restrictions and other matters may have a significant economic impact upon the intended use of the Property by Purchaser. However, if Seller is aware (to Seller's actual knowledge, which in this case includes knowledge by receipt of written notice) of pending zoning changes and/or current nonconformance with any Federal, State or local laws, ordinances, codes or regulations, Seller shall disclose same to Purchaser.

9. INSPECTION. [Check one]

☒ A. Inspection. Desired. Purchaser desires to inspect the Property and Seller grants to Purchaser the right to inspect the Property as described in Addendum C, INSPECTION.

❒ B. Inspection Not Necessary. Purchaser acknowledges that Purchaser has inspected the Property, including all buildings and improvements thereon, and is thoroughly familiar with their condition, and Purchaser hereby accepts the Property in its present condition, with such changes as may hereafter be caused by normal wear and tear before the Closing, but without waiving Purchaser's rights by virtue of Seller's representations and warranties expressed in this Contract.

10. CASUALTY LOSS AND CONDEMNATION.

A. Condemnation. If condemnation proceedings are commenced before Closing against any portion of the Property, then Seller shall immediately notify Purchaser in writing of the condemnation proceedings, and Purchaser may: (1) terminate this Contract by delivering a written notice to Seller within ten (10) days after Purchaser receives the notice (and in any event before Closing), in which case the refundable portion of the Earnest Money will be returned to Purchaser and the parties will have no further rights or obligations under this Contract (except for any that expressly survive the termination); or (2) appear and jointly with Seller defend in the condemnation proceeding, in which case any award in condemnation will, (a) if known as of Closing, belong to Seller and the Purchase Price will be reduced by the same amount, or (b) if not known as of Closing, belong to Purchaser and the Purchase Price will not be reduced.

11. ASSIGNMENT. [Check one]

❒ A. Limited Assignment Permitted. Purchaser may assign this Contract only to a related party, defined as: (I) an entity in which Purchaser is an owner, partner or corporate officer; (2) an entity which is owned or controlled by the same person or persons which own or control Purchaser; or (3) a member or members of the immediate family of Purchaser, or a trust in which the beneficiary or beneficiaries is or are a member or members of the immediate family of Purchaser. Purchaser will remain liable under this Contract after any assignment.

❒ B. Assignment Prohibited. Purchaser may not assign this Contract without Seller's prior written consent.

☒ C. Assignment Permitted. Purchaser may upon delivery of written notice to Seller assign this Contract only to a wholly-owned subsidiary of Purchaser provided the assignee assumes in writing all obligations and liabilities of Purchaser under this Contract. However, such assignment shall not relieve Purchaser of any liability or responsibility under this Contract.

12. CLOSING.

A. Closing Date. The closing of the transaction described in this Contract (the "Closing") will be held at 10:00 a.m. at the offices of the Title Company at its address stated below or such other address as may be designated by the Title Company on or before thirty (30) days from the date of expiration of the Due Diligence Period or as it may be extended pursuant to the terms of Paragraph 1 of Addendum C, but in no event later than September 27, 2005.

B. Seller's Closing Obligations. At the Closing, Seller shall deliver to Purchaser, at Seller's expense:

(1) A duly executed [check one] ❒ General Warranty Deed ☒ Special Warranty Deed conveying the Property in fee simple according to the legal description prepared by the surveyor as shown on the Survey, subject only to the Permitted Exceptions;

(2) An updated Title Commitment committing the underwriter for the Title Company to issue promptly after the Closing, at Seller's expense, the Title Policy pursuant to the Title Commitment, subject only to the Permitted Exceptions, in the full amount of the Purchase Price, dated as of the date of the Closing, and (at an additional premium cost) [check only one if applicable] ❒ with the survey exception modified at Purchaser's expense to read "any shortages in area," or ☒ with the survey exception deleted at Purchaser's expense.

(3) Possession of the Property, subject only to the applicable Permitted Exceptions;

(4) An executed assignment and assumption of all leases, if there are any leases affecting the Property;

(5) A current rent roll certified by Seller to be complete and accurate, if there are any leases affecting the Property;

(6) Evidence of Seller's authority and capacity to close this transaction; and

(7) A closing statement and all other documents reasonably required by the Title Company to close this transaction.

C. Purchaser's Closing Obligations. At the Closing, Purchaser shall deliver to Seller, at Purchaser's expense:

(1) The Purchase Price, with the Earnest Money being applied thereto;

(2) An executed assignment and assumption of leases if there are any leases affecting the Property.

(3) An Assumption Agreement in recordable form agreeing to pay all commissions payable under any lease of the Property;

(4) Evidence of Purchaser's authority and capacity to close this transaction; and

(5) A closing statement and all other documents reasonably required by the Title Company to close this transaction.

D. Closing Costs. Each party shall pay its share of the closing costs which are customarily paid by a seller or purchaser a in transaction of this character in the county where the Property is located, or as otherwise agreed.

E. Prorations. Rents, lease commissions, interest, insurance premiums, maintenance expenses, operating expenses, and ad valorem taxes for the year of Closing will be prorated at the Closing effective as of the date of the Closing. Seller shall give a credit to Purchaser at Closing in the aggregate amount of any security deposits deposited by tenants under leases affecting the Property. If the Closing occurs before the tax rate is fixed for the year of the Closing, the apportionment of the taxes will be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, but any difference between actual and estimated taxes for the year of the Closing actually paid by Purchaser will be adjusted equitably between the parties upon receipt of a written statement of the actual amount of the taxes. This provision will survive the Closing.

F. Loan Assumption. If Purchaser assumes an existing mortgage loan at the Closing, Purchaser shall pay: (1) to the lender, any assumption fee charged by the lender; and (2) to Seller, a sum equal to the amount of any reserve accounts held by the lender for the payment of taxes, insurance and any other expenses applicable to the Property for which reserve accounts are held by the lender. Purchaser shall execute, at the option and expense of Seller, a Deed of Trust to Secure Assumption with a trustee named by Seller. If consent to the assumption is required by the lender, Seller shall obtain the lender's consent in writing and deliver the consent to Purchaser at the Closing. If Seller does not obtain the lender's written consent (if required) and deliver it to Purchaser at or before the Closing, Purchaser may terminate this Contract by delivering a written termination notice to Seller whereupon the refundable portion of the Earnest Money will be promptly returned to Purchaser and the parties will have no further rights or obligations under this Contract (except for any that expressly survive the termination).

G. Rollback Taxes. If this sale or a change in use of the Property or denial of any special use valuation on the Property results in the assessment after Closing of additional taxes applicable to the period of time before the Closing, Seller shall pay to Purchaser the additional taxes plus any penalties and interest immediately upon receipt of a written statement for the taxes, unless this box ❒ is checked in which case Purchaser shall pay the additional taxes plus any penalties and interest. This obligation will survive the Closing.

H. Foreign Person Notification. If Seller is a Foreign Person, as defined by the Internal Revenue Code, or if Seller fails to deliver to Purchaser a non-foreign affidavit pursuant to Section 1445 of the Internal Revenue Code, then Purchaser may withhold from the sales proceeds an amount sufficient to comply with applicable tax law and deliver the withheld proceeds to the Internal Revenue Service, together with appropriate tax forms. The required affidavit from Seller will include: (1) a statement that Seller is not a foreign person; (2) the U. S. taxpayer identification number of Seller; and (3) any other information required by Section 1445 of the Internal Revenue Code.

13. DEFAULT.

A. Purchaser's Remedies. If Seller defaults hereunder (including a failure to close this Contract for any reason except Purchaser's default or the termination of this Contract pursuant to a right to terminate set forth in this Contract), Seller will be in default and Purchaser shall elect one of the following, as Purchaser's sole and exclusive remedy [check all that may apply]:

❒ (1) Enforce specific performance of this Contract;

❒ (2) Bring suit for damages against Seller;

☒ (3) Enforce specific performance of this Contract and/or bring suit for damages against Seller;

❒  (4) Terminate this Contract and immediately receive the refundable portion of the Earnest Money. If Purchaser elects to terminate this Contract due to Seller's default, then the parties will have no further rights or obligations under this Contract except for Seller's obligation to cause the refundable portion of the Earnest Money to be returned to Purchaser (and except for any that expressly survive the termination); or

❒  (5) Elect to close the transaction notwithstanding such default.

B. Seller's Remedies. If Purchaser defaults hereunder (including failure to close this Contract for any reason except Seller's default or the termination of this Contract pursuant to a right to terminate set forth in this Contract), Purchaser will be in default and Seller shall, as Seller's sole and exclusive remedy, terminate this Contract and immediately receive the Earnest Money as liquidated damages for Purchaser's breach of this Contract, thereby releasing Purchaser from this Contract. If Seller terminates this Contract due to Purchaser's default, then the parties will have no further rights or obligations under this Contract except for Purchaser's obligation to cause the Earnest Money to be paid to Seller (and except for any that expressly survive the termination).

14. AGENCY DISCLOSURE.

A. Agency Relationships. The Term "Brokers" refers to the Principal Broker and/or the Cooperating Broker, if applicable, as set forth on the signature page. Each Broker has duties only to the party the Broker represents as identified below. If either Broker is acting as an intermediary, then that Broker will have only the duties of an intermediary, and the intermediary disclosure and consent provisions apply as set forth below. [Each broker check only one]

(1) The Principal Broker is: ☒ agent for Seller only; or ❒ agent for Purchaser only; or ❒ an intermediary.

(2) The Cooperating Broker is: ❒ agent for Seller only; ☒ agent for Purchaser only; or ❒ an intermediary.

B. Other Brokers. Seller and Purchaser each represent to the other that they have had no dealings with any person, firm, agent or finder in connection with the negotiation of this Contract and/or the consummation of the purchase and sale contemplated by this Contract, other than the Brokers named in this Contract, and no real estate broker, agent, attorney, person, firm or entity, other than the Brokers is entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of the representing party. Each party agrees to indemnify, defend, protect and hold the other party harmless from and against any costs, expenses or liability for any compensation, commission, fee, or charges which may be claimed by any agent, finder or other similar party, other than the named Brokers, by reason of any dealings or acts of the indemnifying party.

C. Fee Sharing. Seller and Purchaser agree that the Brokers may share the Fee (defined below) among themselves, their sales associates, and any other licensed brokers involved in the sale of the Property. The parties authorize the Title Company to pay the Fee directly to the Principal Broker and, if applicable, the Cooperating Broker, in accordance with Section 15 or any other agreement pertaining to the Fee. Payment of the Fee will not alter the fiduciary relationships between the parties and the Brokers.

15. PROFESSIONAL SERVICE FEE.

A. Payment of Fee. If the Closing occurs, Seller agrees on Closing to pay the Brokers a professional service fee (in cash) (the "Fee") for procuring the Purchaser and for assisting in the negotiation of this Contract which shall be equal to the sum of six percent (6%) of the first one million dollars of the Purchase Price plus three percent (3%) of the balance of said Purchase Price to be split equally (50/50) between Cushman & Wakefield of Texas, Inc. and Transwestern Property Company SW GP, L.L.C. dba Transwestern Commercial Services. The Fee will be paid at the Closing of a sale of the Property by Seller pursuant to this Contract (as may be amended or assigned). The Title Company or other escrow agent is authorized and directed to pay the Fee to the Brokers out of the Closing proceeds at Closing.

B. Consent Required. Purchaser, Seller and Title Company agree that the Brokers are third party beneficiaries of this Contract with respect to the Fee, and that no change may be made by Purchaser, Seller or Title Company to Section 15A without the written consent of the Brokers.

C. Right to Claim a Lien. Pursuant to Chapter 62 of the Texas Property Code, the Brokers hereby disclose their right to claim a lien based on the commission agreement set forth in this Section 15. This disclosure is hereby incorporated in any such commission agreements.

16. MISCELLANEOUS PROVISIONS.

A. Effective Date. The "Effective Date" is the first date on which both Seller and Purchaser have executed this Contract.

B. Notices. All notices and other communications required or permitted under this Contract must be in writing and will be deemed delivered, whether actually received or not, on the earlier of: ( I) actual receipt, if delivered in person or by messenger with evidence of delivery; (2) receipt of an electronic facsimile ("Fax") transmission with confirmation of delivery to the Fax telephone numbers specified below, if any; or (3) upon deposit with the United States Postal Service, certified mail, return receipt requested, postage prepaid, and properly addressed to the intended recipient at the address set forth below. Any party may change its address for notice purposes by delivering written notice of its new address to all other parties in the manner set forth above. Copies of all written notices should also be delivered to the Brokers and to the Title Company, but failure to notify the Brokers or the Title Company will not cause an otherwise properly delivered notice to be ineffective.

C. Termination. If this Contract is terminated for any reason, the obligations of each party under this Contract will terminate subject to the provisions of Section 13, except that: (1) Purchaser shall pay the costs to repair any damage to the Property or injury to persons caused by Purchaser or Purchaser's agents; (2) Purchaser shall return to Seller any reports or documents delivered to Purchaser by Seller; and (3) each party shall perform any other obligations that expressly survive the termination of this Contract. The obligations of this Section 16C will survive the termination of this Contract. The terms of any mutual termination agreement will supersede and control over the provisions of this Section 16C to the extent of any conflict.

D. Forms. In case of a dispute as to the form of any document required under this Contract, the most recent form prepared by the State Bar of Texas, modified as necessary to conform to the requirements of this Contract, will be deemed reasonable.

E. Attorneys Fees. The prevailing party in any legal proceeding brought in relation to this Contract or transaction will be entitled to recover from the non-prevailing parties court costs, reasonable attorneys fees and all other reasonable litigation expenses.

F. Integration. This Contract contains the complete agreement between the parties with respect to the Property and cannot be varied except by written agreement. The parties agree that there are no oral agreements, understandings, representations or warranties made by the parties which are not expressly set forth in this Contract. Any prior written agreements, understandings, representations or warranties between the parties will be deemed merged into and superceded by this Contract, unless it is clear from the written document that the intent of the parties is for the previous written agreement, understanding, representation or warranty to survive the execution of this Contract.

G. Survival. Any warranty, representation, covenant or condition contained in this Contract not otherwise discharged at the Closing will survive the Closing of this transaction.

H. Binding Effect. This Contract will inure to the benefit of, and will be binding upon, the parties to this Contract and their respective heirs, legal representatives, successors and assigns.

I. Time For Performance. Time is of the essence under each provision of this Contract. Strict compliance with the times for performance is required.

J. Right of Entry. Subject to the provisions of Addendum C, after reasonable advance notice and during normal business hours, Purchaser, Purchaser's representatives and the Brokers have the right to enter upon the Property before the Closing for purposes of viewing, inspecting and conducting studies of the Property, so long as they do not unreasonably interfere with the use of the Property by Seller or any tenants.

K. Business Day. If any date of performance under this Contract falls on a Saturday, Sunday or Texas legal holiday, such date of performance will be deferred to the next day that is not a Saturday, Sunday or Texas legal holiday.

L. Governing Law. This Contract will be construed under and governed by the laws of the State of Texas, and unless otherwise provided in this Contract, all obligations of the parties created under this Contract are to be performed in the county where the Property is located.

M. Severability. If any provision of this Contract is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction. The invalid, illegal, or unenforceable provision will not affect any other provisions, and this Contract will be construed as if the invalid, illegal, or unenforceable provision is severed and deleted from this Contract.

N. Broker Disclaimer. The Brokers will disclose to Purchaser any material factual knowledge the Brokers may possess about the condition of the Property. Purchaser understands that a real estate broker is not an expert in matters of law, tax, financing, surveying, hazardous materials, engineering, construction, safety, zoning, land planning, architecture, or the Americans with Disabilities Act. Purchaser acknowledges that Purchaser has been advised by the Brokers to seek expert assistance on such matters. The Brokers do not investigate a property's compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of the Property or its construction, or that relate to its acquisition. Purchaser is not relying upon any representations of the Brokers concerning permitted uses of the Property or with respect to any nonconformance of the Property. If the Brokers provide names of consultants or sources for advice or assistance, the Brokers do not warrant the services of the advisors or their products and cannot warrant the suitability of property to be acquired. Purchaser acknowledges that current and future federal, state and local laws and regulations may require any Hazardous Materials to be removed at the expense of those persons who may have had or continue to have any interest in the Property. The expense of such removal may be substantial. Purchaser agrees to look solely to experts and professionals selected or approved by Purchaser to advise Purchaser with respect to the condition of the Property and will not hold the Brokers responsible for any Hazardous Materials condition relating to the Property. The Brokers do not warrant that Seller will disclose any or all property defects or other matters pertaining to the Property or its condition.

O. Counterparts. This Contract may be executed in a number of identical counterparts. Each counterpart is deemed an original and all counterparts will, collectively, constitute one agreement.

P. Gender; Number. Unless the context requires otherwise, all pronouns used in this Contract will be construed to include the other genders, whether used in the masculine, feminine or neuter gender. Words in the singular number will be construed to include the plural, and words in the plural will be construed to include the singular.

R. Consult an Attorney. This document is an enforceable, legally binding agreement. Read it carefully. The Brokers involved in the negotiation of the transaction described in this Contract cannot give legal advice. The parties to this Contract acknowledge that they have been advised by the Brokers to have this Contract reviewed by legal counsel before signing this Contract.

          Purchaser's Attorney is:                              Seller's Attorney is:

          J. Mitchell Bell                                          E. Stephen Jett

          Locke Liddell & Sapp LLP                      Chambliss, Bahner & Stophel, P.C.

          2200 Ross Avenue                                   1000 Tallan Building

          Suite 2200                                               Two Union Square

          Dallas, Texas 75201                           Chattanooga, TN 37402

          Phone: (214) 740-8422                            Phone: (423)757-0229

          Fax: (214) 756-8422                               Fax: (423)508-1229

          E-mail: mbell@lockeliddell.com                 E-mail: Sjett@cbslawfirm.com

l7. ADDITIONAL PROVISIONS. [Additional provisions may be set forth below or on any attached Addendum].

17A. Seller shall remove prior to Closing (1) All furniture and fixtures in the office building and (2) the crane rail systems, including crane rails, bus bar/ducts (electrical for cranes).

17B. Confidentiality. Seller acknowledges that the business terms and conditions of this Contract, the development plans for the Project, certain non-public information concerning Purchaser and information that will be developed in connection with obtaining the Approvals (the "Confidential Information") are proprietary and confidential and that some of the Confidential Information will become known to Seller in the course of the transaction contemplated by this Contract. Seller agrees that it will not use any Confidential Information, either before Closing or after the Closing or termination of this Contract, except as requested by Purchaser to facilitate the transactions contemplated by this Contract or as necessary to comply with obligations under applicable law. Seller shall not disclose the contents of the Confidential Information to any person other than to its directors, officers, employees, accountants, legal counsel and consultants (the "Permitted Parties"), but then only to the extent that it is necessary for such party to have such information to facilitate the transaction contemplated hereby. Without limiting the generality of the foregoing, Seller agrees that it will not make a public announcement or disclosure of any Confidential Information to persons other than the Permitted Parties without the prior written consent of Purchaser, except to the extent that disclosure is required under laws or regulations applicable to Seller.

17C. Early Termination and Right of First Refusal. Provided that Seller has not been in default hereunder, this Contract shall be subject to termination by Seller, and return of the Initial Deposit and the Due Diligence Extension Deposit (if made) and the interest accrued thereon, in the event Seller receives, after the date which is forty (40) days from the Effective Date, and desires to accept a bona fide offer to purchase the Property by another prospective buyer (a "Competing Offer") which includes a non-refundable escrow deposit without contingencies in the amount of at least Three Hundred Thousand Dollars ($300,000). Seller shall notify Purchaser in writing of the Competing Offer and shall provide with such notification a copy of the Competing Offer. Unless Purchaser agrees within ten (10) business days, in writing, to waive its rights to terminate this Contract under Addendum C, Seller shall have the right to terminate this Contract by giving notice to Purchaser within five (5) business days of the end of such ten (10) business day period, in which event Seller will instruct the Title Company to return to Purchaser the Initial Deposit and the Due Diligence Extension Deposit (if made) and the interest accrued thereon. The provisions of this Section 17C will terminate immediately when Purchaser waives, or is deemed to have waived, its rights to terminate this Contract under Addendum C. In the event any Competing Offer does not result in closing and possession of the Property by a prospective buyer, Purchaser shall have a right of first refusal to acquire the Property under the same terms as set forth in this Contract, provided there will not be an early termination right as set forth in this Section 17C. Purchaser shall have ten (10) business days from the date Seller notifies Purchaser of the termination of the Competing Offer within which to exercise Purchaser's right of first refusal by written notice to Seller. The date on which Purchaser delivers written notice to Seller of Purchaser's exercise of this right of first refusal shall be considered the new Effective Date for purposes of this Contract. However, the new Due Diligence Period following such new Effective Date shall be reduced by the number of days which expired in the original Due Diligence Period prior to early termination of the Contract by Seller under the terms of this Section 17C.

17D. Approvals. Purchaser's obligation to purchase the Property is subject to its receipt of all required Approvals and if such Approvals are not obtained within the Due Diligence Period, Purchaser may terminate the Contract, in which case the refundable portion of the Earnest Money will be returned to Purchaser and the parties will have no further rights or obligations under this Contract (except for any that expressly survive the termination).

18. EXHIBITS AND ADDENDA. All Exhibits and Addenda attached to this Contract are incorporated herein by reference and made a part of this Contract for all purposes [check all that apply]:

☒ Exhibit "A" - Survey and/or Legal Description                ❒ Addendum A Improved Property

☒ Addendum to Exhibit "A" - Pending Right of Way           ❒ Addendum B-I Third Party Financing
         Document                                                                 ❒ Addendum B-2 Seller Financing

☒ Exhibit "C" - Due Diligence Documents_____                ☒ Addendum C Inspection

❒ Addendum D  Disclosure Notice

❒ Addendum E  Lead Based Paint

❒ Addendum F  Additional Provisions

19. CONTRACT AS OFFER. The execution of this Contract by the first party to do so constitutes an offer to purchase or sell the Property. Unless, within two (2) days after the date of execution of this Contract by the first party, this Contract is accepted by the other party by signing the offer and delivering a fully executed copy to the first party, the offer of this Contract will be deemed automatically withdrawn, and the Earnest Money, if any, will be promptly returned to Purchaser.

EXECUTED to be effective as of the Effective Date.

SELLER PURCHASER

Trencor, Inc., a Texas corporation                                                  Great Wolf Resorts, Inc.

By: (Signature)_/s/ Stephen C. Anderson______________              By: (Signature)  /s/ Hernan Martinez

Name:  Stephen C. Anderson                                                          Name: Hernan Martinez

Title: Assistant Secretary                                                                  Title: EVP Development

 By: (Signature)_________________________________               By: (Signature)

Name:                                                                                               Name:

Title: ________________________________________                 Title:

Address: c/o Astec Industries, Inc.                                                    Address: 122 West Washington Avenue, 6th Floor

1725 Shepherd Road, Chattanooga, TN 37421                                          Madison, WI 53703

Telephone: 423-553-5934   Fax: 423-899-4456                                Telephone:                   Fax:

Tax I.D. No:____________________________________                Tax I.D. No:

Date of Execution: _______________________________                 Date of Execution:

PRINCIPAL BROKER                                                           COOPERATING BROKER

Cushman & Wakefield of Texas, Inc._________________             Transwestern Property Company SW, GP L.L.C.

                                                                                                       dba Transwestern Commercial Services

By: (Signature) /s/Stephanie A. Mercer                                             By: (Signature)/s/ John M. Fulton

Name:_Stephanie A. Mercer                                                           Name: John M. Fulton

Title: Asst General Counsel & Asst Secretary                                    Title:

Address: 15455 Dallas Parkway, Suite 800                                       Address: 5001 Spring Valley Road, Suite 6000 W

          Addison, Texas 75001                                                                       Dallas, TX 75244

Telephone: (972) 663-9633         Fax: (972) 663-9999                    Telephone: (972) 774-2500 Fax: 972) 991-4247

Tax I.D. No:                                                                                    Tax I.D. No:

TREC License No. Broker ID #0234174                                          TREC License No.

TITLE COMPANY RECEIPT: The Title Company acknowledges receipt of this Contract on _June 7 (the Effective Date) and, upon receipt of the Earnest Money, accepts the Earnest Money subject to the terms and conditions set forth in this Contract.

TITLE COMPANY

Lawyers Title Insurance Corporation

By: (Signature) /s/ Carole Badgett

Name: Carole Badgett                              Address: 6029 Beltline Road-Suite 250

Title:   SVP                                                   Dallas, Texas 75240

       Telephone: 789-8426 Fax: 789-8029

PERMISSION TO USE: This form is provided for the use of members of the North Texas Commercial Association of Realtors®, Inc. Permission is granted to make limited copies of the current version of this form for use in a particular Texas real estate transaction. Please contact the NTCAR office to confirm you are using the current version of this form. Mass production or reproduction for resale is not allowed without express permission.

Exhibit A

LEGAL DESCRIPTION

Exhibit C

Due Diligence Documents

To Be Delivered By Seller to the Extent in Seller's Possession

Tenant Information

  Copies of certificates of occupancy for the building shells and copies of certificates of occupancy and/or building permits for all tenant improvements.
  Copies of all tenant leases, license agreements, and any other agreement which permits any person other than seller to possession of occupancy of the Property, and any amendments thereto.

Operating information

  Copies of real estate tax bills (including special assessments) for the Property for the period for the prior three (3) years, including evidence of payment.
  Any service contracts

Building Information

  Any reports relating to the physical and structural condition of the Property, including, without limitation, engineer, mechanical, roof, environmental, seismographic and concerning compliance with the Americans with Disabilities Act.
  Seismographic reports on the Property, if any.
  Final "as built" shell, electrical, mechanical and structural plans and specifications for the Property, if any, including for all tenant improvements, and, to the extent that any portion of the Property is under construction as of the Closing Date, any and all plans, specifications and construction contracts or agreements related thereto.

Miscellaneous

  All licenses, permits and approvals for the Property, including, without limitation, certificates of occupancy for the improvements and for each tenant.
  Most recent boundary survey of the Property, including a legal description and copies of any title exceptions noted thereon. The survey provided by Seller shall show all easements and right-of-ways.
  Any existing title insurance commitments or policy on the Property and copies of all exceptions set forth therein and any other title documents, and any existing abstracts of title to the Property, or any portion thereof.
  Recent photographs of the Property.
  Copies of any notices of violations of any federal, state, municipal or other health, fire, building, zoning, safety, environmental protection or other applicable codes, laws, rules, regulations or ordinances relating or applying to the Property.
  Any environmental information in Seller's possession, including, but not limited to any engineering, asbestos, or environmental assessments, inspections, reports, surveys or audits for the Property or any part thereof available to Seller.
  Any and all information regarding the land use designations, zoning or concurrency pertaining to the Property or any part thereof.
  Any and all appraisals of the Property.
  Any and all information concerning condemnation notices, proceedings or awards.
  Any and all unrecorded easements, covenants or restrictions applicable to the Property or any part thereof.
  Any and all unrecorded documents or information concerning the utilities which currently service the Property, or any part thereof, or which are currently available to service the Property or any portion thereof.
  Any and all other material documents or data or information in documentary form concerning the Property in Seller's possession, control, or at a location known to and reasonably accessible to Seller.

North Texas Commercial Association of Realtors®

Addendum C to commercial contract of sale

inspection

Property address or description:_1400 E. Highway 26, Grapevine, Texas________________________________________

__________________________________________________________________________________________________

  Due Diligence Period. Purchaser will have a period of sixty (60) days after the Effective Date (the "Initial Due Diligence Period") to inspect the Property and conduct studies regarding the Property; provided however, if the Survey is not delivered within ten (10) business days following the Effective Date, the Initial Due Diligence Period will be automatically extended on a daily basis until the Survey is received. Purchaser may extend the Initial Due Diligence Period for an additional thirty (30) days (the "Extended Due Diligence Period") by making the Due Diligence Extension Deposit described in Section 4(A) of this Contract. The term "Due Diligence Period" shall refer to the Initial Due Diligence Period as extended by the Extended Due Diligence Period, as applicable. Purchaser's studies may include, without limitation: (1) permitted use and zoning of the Property; (2) core borings; (3) environmental and architectural tests and investigations; (4) physical inspections of improvements, fixtures, equipment, subsurface soils, structural members, and personal property; and (5) examination of agreements, manuals, plans, specifications and other documents relating to the construction and condition of the Property. Purchaser and Purchaser's agents, employees, consultants and contractors will have the right of reasonable entry onto the Property during normal business hours, and upon reasonable advance notice to Seller and any tenants on the Property, for purposes of inspections, studies, tests and examinations deemed necessary by Purchaser. The inspections, studies tests and examinations will be at Purchaser's expense and risk. Purchaser shall defend and indemnify Seller against any claims that arise due to any actions by Purchaser or Purchaser's agents, employees, consultants and contractors related to the inspections. In no event shall Purchaser conduct any Phase II Environmental Investigation, soil borings or any other intrusive test without the prior express written consent of Seller which shall not be unreasonably withheld.

  Reports.

  ❒ A. Within N/A (N/A) days after the Effective Date, Seller shall deliver to Purchaser a written report of an environmental consultant reasonably acceptable to Purchaser. The environmental assessment must include a "Phase I" investigation into the existence of Hazardous Materials (as defined in Section 711 of this Contract) in, on or around the Property. The environmental assessment must also include a land use history search, engineering inspections, research and studies that may be necessary to discover the existence of Hazardous Materials.

  ☒ B. Within five (5) days after the Effective Date, Seller shall deliver to Purchaser copies of all reports in Seller's possession of engineering investigations, tests, and environmental studies that have been made with respect to the Property within the two year period before the Effective Date as well as the other items set forth in Exhibit "C" to the extent in Seller's possession.

  ☒ C. If Purchaser terminates this Contract, Purchaser shall deliver to Seller, at Purchaser's expense and contemporaneously with the termination, copies of all written reports, inspections, plats, drawings and studies made by Purchaser and Purchaser's agents, consultants and contractors (collectively, "Reports" or "Report" in the singular) Notwithstanding, Purchaser shall not be required to deliver a Report if the Report contains proprietary information or trade secrets related to Purchaser's business. This provision will survive the termination of this Contract.

  Termination. If Purchaser determines, in Purchaser's sole discretion, no matter how arbitrary, that the Property is not satisfactory or is not suitable for Purchaser's intended use or purpose, then Purchaser may terminate this Contract by delivering a written notice (a "Termination Notice") to Seller on or before the last day of the Initial Due Diligence Period or, if extended, the Extended Due Diligence Period, and the refundable portion of the Earnest Money will be promptly returned to Purchaser and the parties will have no further rights or obligations under this Contract (except for any that expressly survive the termination).
  Acceptance. If Purchaser does not properly and timely terminate this Contract before the expiration of the Due Diligence Period (or if Purchaser accepts the Property in writing) then Purchaser will be deemed to have waived all objections to the Property under this Contract, except for any title objections which may be outstanding pursuant to Section 6 of this Contract. In that event, Purchaser agrees to purchase the Property in its current condition without any further representations or warranties of Seller, except any objections which Seller may expressly agree in writing to cure, and this Contract will continue in full force and effect and the parties shall proceed to Closing. This provision does not, however, limit or invalidate any express representations or warranties Seller has made in this Contract.
  Restoration. If the transaction described in this Contract does not close through no fault of Seller, and the condition of the Property was altered due to inspections, studies, tests or examinations performed by Purchaser or on Purchaser's behalf, then Purchaser must restore the Property to its original condition at Purchaser's expense.

EXHIBIT D

Surveyor's Certificate Form

THIS IS TO CERTIFY TO, PURCHASER, TRENCOR, INC., AND LAWYERS TITLE INSURANCE CORPORATION THAT THIS MAP OR PLAT AND THE SURVEY ON WHICH IT IS BASED WERE MADE IN ACCORDANCE WITH THE "MINIMUM STANDARD DETAIL REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS", JOINTLY ESTABLISHED AND ADOPTED BY ALTA, ACSM AND NSPS IN 1999 AND INCLUDES ITEMS 1, 2, 3, 4, 6, 7(a), 7(b), 7(c), 8, 9, 10, 11(a)(b), 13, 14 AND 15 OF TABLE "A" THEREOF. PURSUANT TO THE ACCURACY STANDARDS AS ADOPTED BY ALTA, ACSM AND NSPS AND IN EFFECT ON THE DATE OF THIS CERTIFICATION, UNDERSIGNED FURTHER CERTIFIES THAT ALL BUILDINGS AND STRUCTURES LIE WHOLLY WITHIN ALL PLATTED BUILDING LINES, IF ANY, AND DO NOT VIOLATE ANY RESTRICTION OR OTHER RECORDED AGREEMENT SET FORTH IN COMMITMENT FOR THE TITLE INSURANCE, GF# 2004-MN-819294-U FOR THE SUBJECT PREMISES EFFECTIVE DATE DECEMBER 14, 2004, ISSUED DATE JANUARY 6, 2005, ISSUED BY LAWYERS TITLE INSURANCE CORPORATION; THAT, PURSUANT TO FEMA PANEL NUMBERS 48439C0205 H, AND 48439C0210 H DATED AUGUST 2, 1995, THE SUBJECT PREMISES ARE NOT IN A DESIGNATED FLOOD ZONE AND PROPER FIELD PROCEDURES, INSTRUMENTATION, AND ADEQUATE SURVEY PERSONNEL WERE EMPLOYED IN ORDER TO ACHIEVE RESULTS COMPARABLE TO THOSE OUTLINED IN THE "MINIMUM ANGLE, DISTANCE AND CLOSURE REQUIREMENTS FOR SURVEY MEASUREMENTS WHICH CONTROL LAND BOUNDARIES FOR ALTA/ACSM LAND TITLE SURVEYS".

SURVEYED ON THE GROUND

OCTOBER 5, 2004

RE-SURVEYED JANUARY 27, 2005

_____________________________

GREGG A. E. MADSEN, R.P.L.S.

STATE OF TEXAS No. 5798